Exhibit 5.1

[Sullivan & Cromwell LLP Letterhead]

June 28, 2012

Barclays Bank PLC,
      1 Churchill Place,
              London E14 5HP.

Ladies and Gentlemen:

We are acting as counsel to Barclays Bank PLC, a public limited company organized under the laws of England and Wales (the “Company”), in connection with the issuance and delivery of the debt securities identified in Annex A to this letter (the “Notes”).  The Company filed with the Securities and Exchange Commission, on August 31, 2010, a registration statement on Form F-3ASR (File No. 333-169119) (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) relating to, among other things, the proposed offer and sale of an unspecified principal amount of the Company’s senior, unsecured debt securities, including the Notes.   The Notes are being issued under an indenture, dated as of September 16, 2004 (the “Indenture”), between the Company and The Bank of New York Mellon (formerly The Bank of New York), as trustee (the “Trustee”).

We have examined such corporate records, certificates and other documents, and such questions of United States federal and New York state law, as we have considered necessary or appropriate for the purposes of this opinion.  Upon the basis of such examination, we advise you that, in our opinion, the Notes constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  The foregoing opinion is delivered and is to be read in conjunction with the opinion of Sullivan & Cromwell LLP, dated the date hereof, regarding certain matters under the laws of England and Wales relevant to the foregoing opinion.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company or the Notes or their offering and sale.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed, without independent verification, that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Notes conform to the specimens thereof examined by us, that the Notes have been duly authenticated by one of the Trustee’s authorized officers, that the Notes have been delivered against payment as contemplated in the Registration Statement and that the signatures on all documents examined by us are genuine.

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We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K to be incorporated by reference in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP

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Annex A

Title of Notes	Date of Issue

$1,000,000 14.50% Exchangeable Notes due December 28, 2012 (Linked to the Common Stock of MetLife, Inc.)	June 28, 2012

$3,354,000 Step-Up Fixed Rate Callable Notes due June 28, 2032	June 28, 2012

$7,809,000 Step-Up Fixed Rate Callable Notes due June 28, 2018	June 28, 2012

$246,000 2.25% Fixed Rate Notes due June 28, 2017	June 28, 2012

$996,000 2.00% Fixed Rate Notes due June 28, 2016	June 28, 2012

$535,000 3.00% Fixed Rate Notes due June 28, 2019	June 28, 2012

$330,000 19.65% Exchangeable Notes due September 28, 2012 (Linked to the Common Stock of Peabody Energy Corporation)	June 28, 2012

$330,000 20.00% Exchangeable Notes due September 28, 2012 (Linked to the Common Stock of Cliff Natural Resources Inc.)	June 28, 2012

$12,000,000 Fixed Rate Step-Up Callable Notes due June 28, 2022	June 28, 2012

A-1

Title of Notes	Date of Issue

$7,274,000 Notes due June 30, 2014 Linked to the Performance of the Chinese Renminbi Relative to the U.S. Dollar	June 28, 2012

$2,549,000 Barclays Bank PLC Market-Linked Notes Linked to the Performance of the Chinese Renminbi Relative to the U.S. Dollar due December 31, 2014	June 28, 2012

A-2